Exhibit 99.1
KORE Reports Second Quarter 2022 Results
ATLANTA – August 11, 2022 – KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today reported financial and operational results for the quarter ended June 30, 2022.

“In the second quarter, year-over-year, KORE again generated strong growth. Total revenue increased 16%, led by 47% growth in IoT Solutions, and the number of connected devices on the KORE platform increased to 15.2 million compared to 13.2 million,” said Romil Bahl, President and CEO of KORE. “I am proud of the KORE team for their hard work in delivering another quarter of strong results. As we have consistently communicated since going public three quarters ago, we expect the second half of 2022 to be down versus the first half due to the LTE transition program at our largest customer ending, as well as the ongoing 2G and 3G sunsets in the U.S. impacting our business. However, based on our strong first half, and despite an increasing headwind from foreign exchange, primarily against the euro, we are maintaining our guidance for the year.”
KORE: Company Highlights
•Second-quarter revenue of $70.4 million increased 16% year-over-year, driven by 47% growth in IoT Solutions and a 3% increase in IoT Connectivity.
•DBNER1 increased to 114% in the second quarter of 2022, compared to 113% in second quarter of 2021.
•The Company is maintaining its fiscal 2022 revenue and adjusted EBITDA, a non-GAAP metric2, guidance at $260-265 million and $63-64 million, respectively.
•KORE generated $14.7 million in cash flow from operations in the second quarter.
•On June 27, 2022, KORE was added as a member of the broad-market Russell 3000® Index.
Financial Performance for Second Quarter 2022, Compared to the Same Period of 2021:
•Total revenue increased 16% to $70.4 million, compared to $60.7 million.
•IoT Solutions revenue increased 47% to $25.7 million, compared to $17.4 million. Revenue growth in the second quarter was primarily the result of the acquisition of Business Mobility Partners Inc. and Simon IoT LLC (the “BMP-Simon Acquisition”).
•IoT Connectivity revenue increased 3% to $44.7 million, compared to $43.3 million.
•Net loss increased to $11.1 million, or $0.15 per share, compared to $6.9 million, or $0.46 per share.
•Adjusted EBITDA increased 8% to $15.9 million, compared to$14.7 million.
Financial Performance for Six Months ending June 30, 2022, Compared to the Same Period of 2021:
•Total revenue increased 20% to $139.3 million, compared to $116.0 million.
•IoT Solutions revenue increased 58% to $50.5 million, compared to $32.0 million. Revenue growth in the six-month period was primarily the result of the BMP-Simon Acquisition.
•IoT Connectivity revenue increased 6% to $88.8 million, compared to $84.0 million.
•Net loss increased to $22.0 million, or $0.29 per share, compared to $8.0 million, or $0.72 per share.
•Adjusted EBITDA increased 1% to $31.5 million, compared to $31.2 million.

1 See Key Metrics for definitions
2 See ”Non-GAAP Financial Measures” and “Reconciliation of Net Loss to EBITDA to Adjusted EBITDA” below for more information

The table below summarizes our revenue and certain key metrics:

	For the three months ended June 30,
Revenue[2]	2022		2021
IoT Connectivity	$44,678	64%	$43,328	71%
IoT Solutions	25,675	36%	17,415	29%
Total Revenue	$70,353	100%	$60,743	100%
Period End Total Connections	15.2 million		13.2 million
Average Total Connections for the Period	15.2 million		13.1 million

	For the six months ended June 30,
Revenue[2]	2022		2021
IoT Connectivity	$88,776	64%	$84,048	72%
IoT Solutions	50,518	36%	31,992	28%
Total Revenue	$139,294	100%	$116,040	100%
Period End Total Connections	15.2 million		13.2 million
Average Total Connections for the Period	15.1 million		12.9 million
2Amounts in thousands USD, except for Total Connections

Second Quarter 2022 Key Metrics and Business Successes
•KORE grew total connected devices to approximately 15.2 million Total Connections, a year-over-year increase of 15%.
•DBNER was 114% for the second quarter of 2022, compared to 113% in the second quarter 2021.
•KORE Fleet launched Pro AI, the first “plug-and-play” camera, to the integrated in-vehicle video platform. Pro AI has been well received by customers and KORE expects this innovative product to drive sales of its video telematics solution.
•KORE was recently named a 2022 Global Competitive Strategy Leader in the Internet of Things Professional Services Industry by research and consulting firm Frost & Sullivan.
•Successfully completed the Pilot Phase with three customers for KORE’s Connected Health Telemetry Solution (CHTS), which was recently awarded the IoT Evolution Product of the Year by IoT Evolution World.
2022 Financial Outlook
For the twelve months ending December 31, 2022, the Company continues to expect:
•Revenue of $260 million to $265 million.
•Adjusted EBITDA of $63 million to $64 million, representing a margin of approximately 24%.

“While the remainder of 2022 will be impacted by the transitory factors we have previously communicated, I am excited that KORE’s growth prospects will become more evident next year. Following the completion of the US 2G/3G network sunsets this year, and against a backdrop of stabilizing ARPU, our IoT Connectivity business is poised to grow in a more exciting fashion in 2023 and beyond. And with our largest customer’s LTE transition project complete, our IoT Solutions business will now reset to a normalized base from which it too can grow,” Bahl said.

Continued Bahl, “with our recurring revenue and industry-leading IP, we are attacking a significant market opportunity. It is worth noting that KORE has continued to grow in the face of a global pandemic, network transitions, supply chain shortages, and global economic uncertainty. We have proven the quality and resilience of our business model and our ability to grow in a difficult environment – and I am confident we have a tremendous opportunity for shareholder value creation in front of us.”

Conference Call Details
KORE management will hold a conference call today (August 11, 2022) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results, business highlights and outlook.

President and CEO Romil Bahl and CFO Paul Holtz will host the call, followed by a question-and-answer session.

Webcast: Link
U.S. dial-in: (877) 407-3039
International dial-in: (215) 268-9922
Conference ID: 13731223
The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website, www.korewireless.com
For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty with the conference call, please contact Gateway at (949) 574-3860.
About KORE
KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA
"EBITDA" is defined as net income (loss) before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

We have not provided the forward-looking GAAP equivalents for the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA margin or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items including but not limited to stock-based compensation expense, foreign currency loss or gain and acquisition and integration-related expenses. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
Key Metrics
KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections
Total Customer Connections or "Total Connections" constitutes the total of all KORE Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE's subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER
DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”). The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended June 30, 2022, we divide (i) revenue, for the trailing 12 months ended June 30, 2022, from go-forward customers that started generating revenue on or before June 30, 2022, by (ii) revenue, for the trailing 12 months ended June 30, 2021, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of June 30, 2022, and June 30, 2021, DBNER excludes connections from non go-forward customers, the vast majority of which are connections from Non-Core Customers. KORE defines "Non-Core Customers" to be customers that management has judged to be lost as a result of the integration of Raco Wireless, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

DBNER is used by management as a measure of growth at KORE's existing customers (i.e., "same store" growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE's total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE's revenue growth, but these factors are independent of DBNER.
Cautionary Note on Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics, future capital availability, projections regarding recent customer engagements, projections of market opportunity and conditions and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE's business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including Business Mobility Partners Inc and Simon IoT LLC, changes in the assumptions underlying KORE's expectations regarding its future business; the effects of competition on KORE's future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE's expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts
KORE
Media and Investors:
Charley Brady
Vice President, Investor Relations
investors@korewireless.com
+1-678-392-2335
or
Investors:
Matt Glover, Alex Thompson
Gateway Group, Inc.
KORE@gatewayir.com
+1-949-574-3860

KORE Group Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands USD, except share and per share amounts) (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue
Services	$47,778	$46,375	$95,284	$91,437
Products	22,575	14,368	44,010	24,603
Total revenue	70,353	60,743	139,294	116,040
Cost of revenue
Cost of services	16,577	17,826	34,105	34,037
Cost of products	17,298	11,511	34,741	19,672
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	33,875	29,337	68,846	53,709
Operating expenses
Selling, general and administrative	29,413	23,004	57,042	40,525
Depreciation and amortization	13,774	12,393	26,970	25,507
Total operating expenses	43,187	35,397	84,012	66,032
Operating loss	(6,709)	(3,991)	(13,564)	(3,701)
Interest expense, including amortization of deferred financing costs, net	7,297	5,506	13,921	10,565
Change in fair value of warrant liability	(106)	41	(133)	(2,383)
Loss before income taxes	(13,900)	(9,538)	(27,352)	(11,883)
Income tax expense (benefit)
Current	1,056	289	2,362	391
Deferred	(3,815)	(2,942)	(7,666)	(4,308)
Total income tax benefit	(2,759)	(2,653)	(5,304)	(3,917)
Net loss	$(11,141)	$(6,885)	$(22,048)	$(7,966)
Loss per share:
Basic	$(0.15)	$(0.46)	$(0.29)	$(0.72)
Diluted	$(0.15)	$(0.46)	$(0.29)	$(0.72)
Weighted average number of shares outstanding:
Basic	76,239,989	31,647,131	75,146,201	31,647,131
Diluted	76,239,989	31,647,131	75,146,201	31,647,131

KORE Group Holdings, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands USD, except share and per share amounts) (unaudited)

	June 30, 2022		December 31, 2021

Assets
Current assets
Cash and cash equivalents	$40,441		$85,976
Accounts receivable, net of allowances for credits and doubtful accounts of $2,978 and $1,800, at June 30, 2022 and December 31, 2021, respectively	50,767		51,304
Inventories, net	9,897		15,470
Income taxes receivable	712		954
Prepaid expenses and other receivables	9,089		7,448
Total current assets	110,906		161,152
Non-current assets
Restricted cash	363		367
Property and equipment, net	11,890		12,240
Intangibles assets, net	211,829		203,474
Goodwill	426,126		381,962
Operating lease right-of-use assets	7,914		—
Other long-term assets	381		407
Total assets	$769,409		$759,602
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$19,288		$16,004
Accrued liabilities	15,348		21,502
Current portion of operating lease liabilities	1,764		—
Income taxes payable	502		467
Deferred revenue	7,698		6,889
Current portion of long-term debt and other borrowings, net	3,165		3,326
Total current liabilities	47,765	—	48,188
Non-current liabilities
Deferred tax liabilities	32,618		36,722
Warrant liability	153		286
Non-current portion of operating lease liabilities	6,852		—
Long-term debt and other borrowings, net	413,788		399,115
Other long-term liabilities	4,349		3,148
Total liabilities	$505,525		$487,459
Stockholders’ equity
Common stock, voting; par value $0.0001 per share; 315,000,000 shares authorized, 76,239,989 and 72,027,743 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	$8		$7
Additional paid-in capital	429,879		413,646
Accumulated other comprehensive loss	(6,074)		(3,331)
Accumulated deficit	(159,929)		(138,179)
Total stockholders’ equity	263,884		272,143
Total liabilities and stockholders’ equity	$769,409		$759,602

KORE Group Holdings, Inc. and Subsidiaries
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands USD) (unaudited)

	For the six months ended
	June 30,
	6/30/2022	6/30/2021
Cash flows from operating activities
Net loss	$(22,048)	$(7,966)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	26,970	25,507
Amortization of deferred financing costs	1,188	1,047
Non-cash reduction to the operating lease right-of-use assets	1,129	—
Deferred income taxes	(7,666)	(4,308)
Non-cash foreign currency loss	489	77
Share-based compensation	4,551	630
Provision for doubtful accounts	183	11
Change in fair value of warrant liability	(133)	(2,383)
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	2,421	(7,049)
Inventories	6,661	(4,089)
Prepaid expenses and other receivables	(769)	(9,016)
Accounts payable and accrued liabilities	(2,674)	(6,103)
Deferred revenue	872	(671)
Income taxes payable	269	(32)
Operating lease liabilities	(752)	—
Net cash provided by (used in) operating activities	$10,691	$(14,345)
Cash flows used in investing activities
Additions to intangible assets	(5,610)	(4,754)
Additions to property and equipment	(1,589)	(1,219)
Payments for acquisitions, net of cash acquired	(46,002)	—
Net cash used in investing activities	$(53,201)	$(5,973)
Cash flows from financing activities
Proceeds from revolving credit facility	—	22,000
Repayment of term loan	(1,576)	(1,584)
Repayment of other borrowings—notes payable	(148)	—
Equity financing fees	(126)	(1,373)
Payment of deferred financing costs	(453)	—
Payment of financing lease obligations	(151)	—
Payment of capital lease obligations	—	(668)
Net cash provided by (used in) financing activities	$(2,454)	$18,375
Effect of exchange rate change on cash and cash equivalents	(575)	(82)
Change in cash and cash equivalents and restricted cash	(45,539)	(2,025)
Cash and cash equivalents and restricted cash, beginning of period	86,343	10,693
Cash and cash equivalents and restricted cash, end of period	$40,804	$8,668
Supplemental cash flow information:
Interest paid	$12,778	$9,329
Taxes paid	1,129	—
Non-cash investing and financing activities:

Fair value of KORE common stock issued pursuant to acquisitions	23,295	—
ASU 2020-06 Adoption	15,163	—
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities upon the adoption of ASC 842	9,604
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	420	—
Capital leases	—	346
Equity financing fees accrued	—	1,648

KORE Group Holdings, Inc. and Subsidiaries
RECONCILIATION OF NET LOSS TO EBITDA TO ADJUSTED EBITDA
(In thousands USD) (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net loss	$(11,141)	$(6,885)	$(22,048)	$(7,966)
Income tax benefit	(2,759)	(2,653)	(5,304)	(3,917)
Interest expense	7,297	5,506	13,921	10,565
Depreciation and amortization	13,774	12,393	26,970	25,507
EBITDA	7,171	8,361	13,539	24,189
Change in Fair value of warrant liability (non-cash)	(106)	41	(133)	(2,383)
Transformation expenses	1,901	1,947	3,466	3,750
Acquisition and integration-related restructuring costs	3,791	3,667	9,084	4,518
Stock-based compensation (non-cash)	2,501	315	4,551	630
Foreign currency loss (non-cash)	480	147	477	77
Other	151	181	546	396
Adjusted EBITDA	$15,888	$14,659	$31,530	$31,177